Exhibit 23.01






                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equitable Resources, Inc. Employee Stock Purchase Plan of our report dated February 28, 1997, with respect to the financial statements of the Equitable Resources, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.






                                       By         /s/ Ernst & Young LLP
                                         --------------------------------------
                                                      Ernst & Young LLP



Pittsburgh, Pennsylvania
March 24, 1997